Exhibit 99.1

            Southwest Community Bancorp Reports Record 3Q05 Profits;
 Earnings from Continuing Operations Up 85% to $2.3 Million or $0.53 Per Share


    CARLSBAD, Calif.--(BUSINESS WIRE)--Oct. 24, 2005--Southwest Community Bancorp (Nasdaq:SWCB), the holding company for Southwest Community Bank, today reported record third quarter profits fueled by an increasing net interest margin, improving efficiencies and a growing franchise in the fast-growing Southern California market. Excluding income from the sale of its item processing subsidiary in June, income from continuing operations increased 85% to $2.3 million, or $0.53 per diluted share in the third quarter compared to $1.3 million, or $0.32 per diluted share in the third quarter of 2004. Third quarter net income including discontinued operations totaled $2.5 million, or $0.56 per diluted share, compared to $1.2 million, or $0.30 per share in the third quarter a year ago.
    For the nine months ended September 30, 2005 net income from continuing operations rose 78% to $6.0 million, or $1.37 per diluted share, compared to $3.4 million, or $0.88 per diluted share, in the like period of 2004. Year-to-date, net income grew to $7.7 million, or $1.74 per diluted share, compared to $3.6 million, $0.93 per diluted share in the first nine months of 2004.
    "For the fifth straight year, Southwest Community Bank was named the top Small Business Administration (SBA) lender in the San Diego District, based on $34 million in gross dollars approved," said Frank
J. Mercardante, Chief Executive Officer. "We are very proud of our SBA lending team for continuing their record of service to the business community not just in San Diego but throughout all of California.
    "The economy in Southern California continues to generate strong demand for business loans, although we are seeing indications that the pace of growth may be moderating," Mercardante continued. "Our strategy has been to diversify geographically into additional markets by opening loan production offices ("LPO") with seasoned business development officers in Virginia, and Illinois, as well as in Glendale, in Los Angeles County and Fullerton, in central Orange County. Further expansion of our LPO network is currently under consideration. In addition, our loan portfolio continues to be both well diversified and strong in credit quality as evidenced by our ability to maintain a low ratio of nonperforming loans. With our expanding distribution network through the addition of both branch offices and LPO locations, our loan pipeline continues to grow to record levels despite the moderation of economic activity in certain micro-markets."

    Third Quarter 2005 Financial Highlights (compared to 3Q04)

    -- Income from continuing operations increased 85% to $2.3 million, or $0.53 per share.

    --  Net interest margin expanded 112 basis points to 6.14%.

    --  Efficiency ratio improved to 54.8% from 61.5%.

    --  Revenues grew 45% to $8.8 million.

    --  Total deposits increased by 27% to $545 million.

    --  Total assets increased 27% to $606 million.

    -- Credit quality remained strong with nonperforming loans at 0.37% of total loans.

    -- Return on average equity (cont. ops annualized) improved 71 basis points to 20.10%.

    -- Return on average assets (cont. ops annualized) grew 42 basis points to 1.60%.

    -- Initiated quarterly cash dividends with the first payment of $0.05 per share on October 20, 2005.

    Review of Operations

    Revenues, which consist of net interest income and noninterest income, grew 45% to $8.8 million in 3Q05 from $6.1 million in 3Q04. Third quarter net interest income grew 64% to $7.1 million from $4.3 million in the third quarter a year ago, reflecting the increase in net interest margin and the 28% increase in loans during the year. Third quarter noninterest income was virtually flat at $1.7 million in both 3Q05 and 3Q04.
    Year-to-date, revenues grew 43% to $24.1 million compared to $16.8 million in the first nine months a year ago. Net interest income grew 61% to $19.5 million in the first nine months of 2005 from $12.2 million in the like period of 2004. Year-to-date noninterest income dropped 3% to $4.5 million from $4.7 million in the year ago period, with higher gains from sale of SBA loans nearly offsetting lower service charges and loan referral fees.
    "One of the ways we are able to attract and retain demand deposits is through a fee-offset program which rewards customers for holding and increasing transaction balances with us. Consequently rising interest rates tend to marginally reduce income generated from service charges which was more than offset by improvements in net interest margin," said Alan J. Lane, President and COO. Net interest margin in 3Q05 increased to 6.14% from 5.68 % in 2Q05 and 5.02% in 3Q04. For the first nine months of 2005, net interest margin improved to 5.82% from 5.43% for the first nine months a year ago.
    Noninterest expense increased 29% in the third quarter reflecting the growth of the banking franchise. "In the past twelve months, we've opened three loan production offices and expect to open the doors of our Rancho Cucamonga office next month," said Lane. "Located in the heart of the Inland Empire, Rancho Cucamonga is one of the fastest growing cities in the nation and is ranked amongst the best cities for entrepreneurs by Inc. Magazine and one of the best cities in which to raise children by The L.A. Times. We've recruited a highly experienced and seasoned team of bankers to staff our second branch in San Bernardino County and anticipate a fast start for them when the branch opens."
    Third quarter noninterest expenses increased to $4.8 million from $4.3 million in 2Q05 and $3.7 million in 3Q04. Year-to-date noninterest expenses totaled $13.3 million compared to $10.3 million in the first nine months of 2004. In the third quarter, the efficiency ratio, which measures revenue to operating expense, improved to 54.8% compared to 61.5% in the third quarter a year ago. Year-to-date, the efficiency ratio was 55.1% compared to 61.4% in the first nine months of 2004.
    In June, the company completed the sale of its item processing subsidiary and booked an after-tax gain of $1.5 million, or $0.34 per share, now reported as discontinued operations. In the third quarter, the company recorded an additional gain on the sale of $155,000, or $0.03 per share, from receipt of contingent payments related to the sale.

    Balance Sheet Performance

    "We originated over $296 million in new loans over the past twelve months, representing an 11% increase in the total loans originated in the previous twelve month period of $266 million," Mercardante said. "Our loan pipeline remains robust, and we see continued opportunities for growth in all our markets," he added. Total loans were $295 million at the end of the period representing a 28% increase over the 2004 period ending total of $230 million.
    "Credit quality has remained strong, reflecting solid underwriting and a diversified portfolio," Mercardante noted. At September 30, 2005, nonperforming loans (NPLs) were $1.1 million, or 0.37% of total loans, compared to $1.0 million, of 0.43% of total loans a year ago. Net of the government guaranteed portion of SBA loans, non-performing loans were $863,000 at the end of the third quarter and $680,000 a year ago. At the end of September 2005, the allowance for loan losses had grown to $4.5 million, representing 1.53% of total loans up from $3.3 million or 1.43% of total loans a year ago.
    Assets increased 27% to $606 million at September 30, 2005, compared to $477 million a year earlier. Total deposits increased 27% to $545 million compared to $428 million at the end of the third quarter last year. Noninterest bearing deposits grew 29% to $414 million from $320 million a year ago.
    Shareholders' equity increased by 28% to $47.9 million at quarter-end, compared to $37.5 million at the end of the third quarter last year. Book value per share was $12.61 at September 30, 2005, compared to $10.32 a year ago.

    About Southwest Community Bancorp

    Southwest Community Bancorp operates Southwest Community Bank, a San Diego County headquartered community bank with eight full-service offices in Carlsbad, Encinitas, San Diego, Escondido, El Cajon, Murrieta, Anaheim and San Bernardino, all in California; and loan production offices in Glendale and Fullerton, California; Lincolnshire, Illinois; and Ashburn, Virginia. For more information, visit www.swcbank.com.

    Forward-Looking Comments: Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained in this release to reflect future events or developments.


Consolidated Statements of Income
(dollars in  thousands, except per share data)
                                                        % Change for
                            Three Months Ended          Three Months
                    ----------------------------------  9/05    9/05
                      Sept. 30,   June 30,    Sept. 30,   to     to
                         2005        2005        2004   6/05    9/04
                     ----------  ----------  ---------- ------ -------
Interest Income
Interest and fees
 on loans           $    6,255  $    5,861  $    3,984    6.7%   57.0%
Investment
 securities                901         874         479    3.1%   88.1%
Federal funds sold
 and other                 731         650         302   12.5%  142.1%
                     ----------  ----------  ----------
Total interest
 income                  7,887       7,385       4,765    6.8%   65.5%
                     ----------  ----------  ----------
Interest expense
Deposits                   663         621         308    6.8%  115.3%
Borrowings                 140         131         132    6.9%    6.1%
                     ----------  ----------  ----------
Total interest
 expense                   803         752         440    6.8%   82.5%
                     ----------  ----------  ----------
Net interest income      7,084       6,633       4,325    6.8%   63.8%
Provision for loan
 losses                    125         455         200  -72.5%  -37.5%
                     ----------  ----------  ----------
Net interest income
 after provision         6,959       6,178       4,125   12.6%   68.7%
Noninterest income
Fees and service
 charges                   554         601         412   -7.8%   34.5%
Loan referral fees         239          83         355  188.0%  -32.7%
Gain on sale of SBA
 loans                     829         729         580   13.7%   42.9%
Gain (loss) on sale
 of securities             (51)        (18)          -  183.3%
Other income               120         190         388  -36.8%  -69.1%
                     ----------  ----------  ----------
Total noninterest
 income                  1,691       1,585       1,735    6.7%   -2.5%
                     ----------  ----------  ----------
Noninterest expense
Salaries and
 employee benefits       2,743       2,253       1,979   21.7%   38.6%
Occupancy and
 equipment                 795         783         714    1.5%   11.3%
Other expenses           1,267       1,216       1,033    4.2%   22.7%
                     ----------  ----------  ----------
Total noninterest
 expense                 4,805       4,252       3,726   13.0%   29.0%
                     ----------  ----------  ----------
Income from
 continuing
 operations before
 taxes                   3,845       3,511       2,134    9.5%   80.2%
Income taxes             1,496       1,374         862    8.9%   73.5%
                     ----------  ----------  ----------
Income from
 continuing
 operations              2,349       2,137       1,272    9.9%   84.7%
Income from
 discontinued
 operations - net          155       1,512         (93) -89.7% -266.7%
                     ----------  ----------  ----------
Net Income          $    2,504  $    3,649  $    1,179  -31.4%  112.4%
                     ==========  ==========  ==========

Earnings per share:
Continuing
 operations - basic $     0.62  $     0.56  $     0.40   10.7%   55.0%
Continuing
 operations -
 diluted            $     0.53  $     0.49  $     0.32    8.2%   65.6%
Discontinued
 operations - basic $     0.04  $     0.41  $    (0.03) -90.2% -233.3%
Discontinued
 operations -
 diluted            $     0.03  $     0.34  $    (0.02) -91.2% -250.0%
Net Income - basic  $     0.66  $     0.97  $     0.37  -32.0%   78.4%
Net Income -
 diluted            $     0.56  $     0.83  $     0.30  -32.5%   86.7%

Average shares
 outstanding         3,792,712   3,761,324   3,247,317    0.8%   16.8%
Average diluted
 shares outstanding  4,452,150   4,405,217   4,009,321    1.1%   11.0%

Return on average
 equity -
 continuing ops.
 (annualized)             20.1%       20.1%       19.4%
Return on average
 assets -
 continuing ops.
 (annualized)              1.6%        1.5%        1.2%
Net interest margin
 (TE)                     6.14%       5.68%       5.02%
Efficiency ratio          54.8%       51.7%       61.5%

Consolidated Statements of Income
(dollars in thousands, except per share data)

                                        Nine Months Ended    % Change
                                     ---------------------------------
                                      Sept. 30,   Sept. 30,   9/05 to
                                         2005        2004      9/04
                                      ----------  ---------- ---------
Interest Income
Interest and fees on loans           $   17,469  $   11,746      48.7%
Investment securities                     2,512         966     160.0%
Federal funds sold and other              1,720         519     231.4%
                                      ----------  ----------
Total interest income                    21,701      13,231      64.0%
                                      ----------  ----------
Interest expense
Deposits                                  1,780         699     154.6%
Borrowings                                  389         363       7.2%
                                      ----------  ----------
Total interest expense                    2,169       1,062     104.2%
                                      ----------  ----------
Net interest income                      19,532      12,169      60.5%
Provision for loan losses                   895         725      23.4%
                                      ----------  ----------
Net interest income after provision      18,637      11,444      62.9%
Noninterest income
Fees and service charges                  1,757       1,863      -5.7%
Loan referral fees                          433         922     -53.0%
Gain on sale of SBA loans                 1,896       1,265      49.9%
Gain (loss) on sale of securities           (69)          -
Other income                                514         600     -14.3%
                                      ----------  ----------
Total noninterest income                  4,531       4,650      -2.6%
                                      ----------  ----------
Noninterest expense
Salaries and employee benefits            7,148       5,553      28.7%
Occupancy and equipment                   2,336       1,974      18.3%
Other expenses                            3,780       2,807      34.7%
                                      ----------  ----------
Total noninterest expense                13,264      10,334      28.4%
                                      ----------  ----------
Income from continuing operations
 before taxes                             9,904       5,760      71.9%
Income taxes                              3,873       2,374      63.1%
                                      ----------  ----------
Income from continuing operations         6,031       3,386      78.1%
Income from discontinued operations
 - net                                    1,647         175     841.1%
                                      ----------  ----------
Net Income                           $    7,678  $    3,561     115.6%
                                      ==========  ==========

Earnings per share:
Continuing operations - basic        $     1.61  $     1.08      49.1%
Continuing operations - diluted      $     1.37  $     0.88      55.7%
Discontinued operations - basic      $     0.44  $     0.06     633.3%
Discontinued operations - diluted    $     0.37  $     0.05     640.0%
Net Income - basic                   $     2.05  $     1.14      79.8%
Net Income -diluted                  $     1.74  $     0.93      87.1%

Average shares outstanding            3,743,924   3,132,266      19.5%
Average diluted shares outstanding    4,401,445   3,839,930      14.6%

Return on average equity - continuing
 ops. (annualized)                         18.7%       20.3%
Return on average assets -
 continuing ops. (annualized)               1.4%        1.2%
Net interest margin (TE)                   5.82%       5.43%
Efficiency ratio                           55.1%       61.4%

Consolidated Balance Sheets
(dollars in thousands)
                                                           % Change
                                                             from
                       Sept. 30,    Dec. 31,   Sept. 30,  Dec.   Sept.
                          2005        2004        2004    2004   2004
                       ----------  ----------  ---------- ------------
Assets
Cash and due from
 banks                $  138,401  $  101,162  $   82,264    37%    68%
Federal funds sold        64,970      69,190      95,970    -6%   -32%
Investment securities     92,906      62,072      53,419    50%    74%

Loans, net of unearned
 income                  294,743     283,600     229,692     4%    28%
Less allowance for
 loan losses               4,501       3,744       3,285    20%    37%
                       ----------  ----------  ----------
Net loans                290,242     279,856     226,407     4%    28%
Other assets              19,539      20,594      18,482    -5%     6%
                       ----------  ----------  ----------
Total                 $  606,058  $  532,874  $  476,542    14%    27%
                       ==========  ==========  ==========
Liabilities and
 Shareholders' Equity
Noninterest-bearing   $  413,651  $  362,617  $  320,160    14%    29%
Interest bearing         131,816     120,145     108,225    10%    22%
                       ----------  ----------  ----------
Total Deposits           545,467     482,762     428,385    13%    27%
Accrued interest and
 other liabilities         4,455       2,976       2,383    50%    87%
Junior subordinated
 debt                      8,248       8,248       8,248     0%     0%
                       ----------  ----------  ----------
Total Liabilities        558,170     493,986     439,016    13%    27%
                       ----------  ----------  ----------

Shareholders' Equity
Common stock              37,135      29,901      29,422    24%    26%
Retained earnings         11,248       9,107       7,923    24%    42%
Other comprehensive
 income (loss)              (495)       (120)        181   313%  -373%
                       ----------  ----------  ----------
Total Shareholders'
 Equity                   47,888      38,888      37,526    23%    28%
                       ----------  ----------  ----------
Total                 $  606,058  $  532,874  $  476,542    14%    27%
                       ==========  ==========  ==========
Book value per share
 at end of period     $    12.61  $    10.63  $    10.32
Shares outstanding at
 end of period         3,796,417   3,658,365   3,634,929


Credit Quality and Other Data
                                     9/30/2005  12/31/2004  9/30/2004
                                     ---------- ----------- ----------
Allowance/Loans                           1.53%       1.32%      1.43%
Nonperforming Loans                     $1,096      $1,766     $  987
 as % of loans                            0.37%       0.62%      0.43%
 as % of Assets                           0.18%       0.33%      0.21%
Guaranteed Portion of NPL               $  233      $1,100     $  307
NPL net of guaranteed portions          $  863      $  666     $  680
 as % of loans                            0.29%       0.23%      0.30%
Liquid Assets (Cash, FFS & Securities
 as % of Deposits)                          54%         48%        54%
Equity/Assets                             7.90%       7.30%      7.87%



    CONTACT: Southwest Community Bancorp
             Frank J. Mercardante, 760-918-2620
             Alan J. Lane, 760-918-2608